UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2014

Aceto Corporation
(Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, New York 11050
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE
On April 30, 2014, a wholly-owned subsidiary of Aceto Corporation (“Aceto”), Rising Pharmaceuticals, Inc. (“Rising”), completed the acquisition of 100% of the membership interests of PACK Pharmaceuticals, LLC (“PACK”), a national marketer and distributor of generic prescription and over-the-counter pharmaceutical products (the “Acquisition”). The Acquisition was completed pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”), dated as of March 26, 2014 (the “Signing Date”), by and among Aceto, Rising, PACK, the Aschenbrand and O’Brien Family Trust, dated March 2001, Dushyant Chipalkatty, Chris Dungan (each a “Seller” and, collectively, the “Sellers”), and Chris Dungan, solely in his capacity as the representative of the Sellers (“Agent”). The Acquisition was previously announced by Aceto on Form 8-K filed on March 28, 2014 and was funded by a senior secured financing, which is discussed below.

Item 1.01.	Entry into a Material Definitive Agreement.

On April 30, 2014, Aceto entered into a Credit Agreement (the “Credit Agreement”) with the lenders which from time to time are parties to the Credit Agreement (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., (“JPM Chase”) as Administrative Agent for the Lenders, and Wells Fargo Bank, National Association as Syndication Agent.

Subject to the terms and conditions of the Credit Agreement, Aceto may (x) borrow, repay and reborrow revolving loans (collectively, the “Revolving Loans”) from time to time during the period ending April 30, 2019, up to but not exceeding at any one time outstanding $60,000,000 (collectively, the “Revolving Commitment”) and (y) request up to $3,000,000 of letters of credit and $5,000,000 of swingline loans. Each of the issuance of letters of credit and the advance of swingline loans shall be considered usage of the Revolving Commitment. The proceeds of the Revolving Loans have been, or may be, used solely to (a) refinance revolving loans under the Prior Credit Agreement, (b) finance a portion of the Acquisition, and (c) finance general corporate purposes of Aceto and its subsidiaries, including permitted acquisitions. All outstanding Revolving Loans must be repaid on April 30, 2019. As of April 30, 2014, Aceto borrowed Revolving Loans aggregating $36,000,000.

Under the Credit Agreement, Aceto borrowed $70,000,000 in term loans (the “Term Loans”) to partially finance the Acquisition. Subject to certain conditions, including obtaining commitments from existing or prospective lenders, Aceto will have the right to increase the aggregate amount of the Term Loans in an amount not to exceed $30,000,000 pursuant to an incremental loan feature in the Credit Agreement, which amounts shall only be used to finance permitted acquisitions.

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The Revolving Loans and Term Loans will accrue interest at (i) a London interbank offered rate (“LIBOR”) plus a margin of between 1.50% and 2.25% based on the senior secured net leverage ratio of Aceto and its subsidiaries on a consolidated basis, (ii) a rate based on JPM Chase’s prime rate plus a margin of between 0.50% and 1.25% based on the senior secured net leverage ratio of Aceto and its subsidiaries on a consolidated basis or (iii) a combination thereof. The Revolving Commitment will accrue a commitment fee on the unused portion thereof at a rate between 0.25% and 0.35% based on the senior secured net leverage ratio of Aceto and its subsidiaries on a consolidated basis. JPM Chase and required lenders will have the option to charge a default rate of 200 basis points at any time an event of default exists under the Credit Agreement. Interest will be payable quarterly in arrears on the last business day of each calendar quarter for base rate loans, on the last day of selected interest periods (and every three months in the case of interest periods in excess of three months) for LIBOR loans and upon prepayment of any base rate or LIBOR loan. Interest on the loans will be computed (i) in the case of prime rate loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of LIBOR loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues.

Revolving Loans and Term Loans may be prepaid in whole or in part without premium or penalty (LIBOR loans are prepayable only on the last days of related interest periods or upon payment of any breakage costs) and the lenders’ commitments relative thereto reduced or terminated. Subject to certain exceptions and thresholds, outstanding Term Loans shall be prepaid by an amount equal to: (i) 100% of the net cash proceeds of asset dispositions outside the ordinary course of business and casualty events (in each case, subject to reinvestment rights), (ii) 100% of the proceeds of indebtedness, other than permitted indebtedness and (iii) 50% of excess cash flow, if the senior secured net leverage ratio of Aceto and its subsidiaries on a consolidated basis is in excess of 2.25 to 1. Amounts prepaid in connection with the mandatory repayments described above will be applied to the Term Loans (applied pro rata to remaining amortization payment) until paid in full.

The Term Loan is also payable as to principal in nineteen (19) consecutive quarterly installments, commencing September 30, 2014 and on each December 31st, March 31st, June 30th and September 30th thereafter, each in the amount set forth below opposite the applicable installment, provided that the final payment on the April 30, 2019 shall be in an amount equal to the then outstanding unpaid principal amount of the Term Loan:

Installment	Amount

1 through 4	$2,000,000.00
5 through 8	$2,500,000.00
9 through 12	$3,000,000.00
13 through 16	$4,000,000.00
17 through 19	$6,000,000.00

All amounts owing under the Credit Agreement, and, if applicable under hedging and banking services arrangements (and all obligations under the guarantees), will be secured in favor of the Lenders by substantially all personal property of Aceto and its domestic material subsidiaries, and guaranteed by its domestic material subsidiaries.

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The Credit Agreement contains, among other things, customary covenants, including restrictions on the incurrence of additional indebtedness, the granting of additional liens, the making of investments, the disposition of assets and other fundamental changes, the transactions with affiliates and the declaration of dividends and other restricted payments. The Credit Agreement also includes the following financial covenants, each tested on a quarterly basis for Aceto and its subsidiaries on a consolidated bases: a maximum total net leverage ratio of 3.50 to 1 (which may be temporarily increased to 4.00 to 1 subject to the satisfaction of certain conditions relating to permitted acquisitions), a maximum senior secured net leverage ratio of 3.00 to 1 (which may be temporarily increased to 3.25 to 1 subject to the satisfaction of certain conditions relating to permitted acquisitions) and a minimum debt service coverage ratio of 1.25 to 1. The Credit Agreement further includes customary representations and warranties and events of default, and upon the occurrence of such events of default the outstanding obligations under the Credit Agreement may be accelerated and become immediately due and payable and the commitment of the Lenders to make loans under the Credit Agreement may be terminated.

The Credit Agreement terminates the Amended and Restated Credit Agreement, dated December 31, 2010, by and among Aceto, certain Aceto subsidiaries and JPM Chase (the “Prior Credit Agreement”). A description of the Prior Credit Agreement was included in Item 1.01 of that certain Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2011, which description is incorporated by reference into this Item 1.01. All outstanding amounts under the loan facilities pursuant to the Prior Agreement were paid in full on April 30, 2014.

Item 1.02	Termination of a Material Definitive Agreement

Reference is made to Item 1.01 hereof, which is hereby incorporated herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth above under the heading “Introductory Note” of this Current Report on Form 8-K is incorporated herein by reference.

The purchase price for the Acquisition consisted of a cash payment of $80,000,000 plus an upward closing working capital adjustment of approximately $5,900,000 (together, the “Initial Cash Consideration”), and 259,814 shares of Aceto common stock, par value $0.01 per share, valued at approximately $5,000,000 as of the Signing Date. The Purchase Agreement also provides for a cash earn-out payment (the “Earn-Out Payment”) to the Sellers of up to a maximum aggregate amount of $15,000,000. The Earn-Out Payment may be earned by the Sellers over a three year period (the “Earn-Out Period”) commencing on the first day of the first calendar month after the Closing (the “Earn-Out Commencement Date”) and ending on the third anniversary of the Earn-Out Commencement Date. The Earn-Out Payment will be calculated at each of three interim measurement periods, which will be the 12 month periods ending on the first, second and third anniversaries of the Earn-Out Commencement Date.

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Pursuant to the escrow agreement (the “Escrow Agreement”) entered into between the parties at Closing, Rising deposited $400,000 out of the Initial Cash Consideration (the “Working Capital Escrow Amount”), which will be used to fund any working capital shortfall determined post-Closing in accordance with the working capital adjustment procedures set forth in the Purchase Agreement. If there is no working capital shortfall determined post-Closing, the Working Capital Escrow Amount will be released to the Sellers within five business days following the final determination of the working capital amount in accordance with the terms of the Escrow Agreement. Rising also deposited into escrow $6,500,000 out of the Initial Cash Consideration (the “General Escrow Amount”), which will be available to fund the Sellers’ indemnity obligations under the Purchase Agreement. The General Escrow Amount (less any amounts paid for settled indemnity claims or reserved for pending claims) will be released on the eighteenth month anniversary of the Closing.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the documents filed as Exhibits 10.1 to the current Report on Form 8-K filed March 28, 2014 and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01 hereof, which is hereby incorporated herein.

Item 8.01	Other Events

Aceto issued a press release on April 30, 2014 announcing the completion of the Acquisition. A copy of the press release is included as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

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(d)	Exhibits

10.1	Credit Agreement, dated as of April 30, 2014, by and among Aceto Corporation, JPMorgan Chase Bank, N.A. as Administrative Agent, Wells Fargo, as Syndication Agent, and the Lenders.

99.1	Press release issued by Aceto Corporation on April 30, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: May 2, 2014	By:	/s/ Salvatore Guccione
Salvatore Guccione
President and CEO

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